Exhibit 99.2

FIESTA RESTAURANT GROUP, INC. COMMENCES CASH TENDER OFFER AND

CONSENT SOLICITATION FOR ITS OUTSTANDING 8.875% SENIOR SECURED

SECOND LIEN NOTES DUE 2016

ADDISON, Texas – Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), the owner, operator, and franchisor of the Pollo Tropical® and Taco Cabana® fast-casual restaurant brands, announced today that it has commenced an offer to purchase for cash any and all of the $200 million outstanding principal amount of its 8.875% Senior Secured Second Lien Notes due 2016 (the “Notes”). In conjunction with the tender offer, Fiesta is soliciting consents to effect certain proposed amendments to the indenture governing the Notes and certain security documents. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated November 12, 2013, and a related Consent and Letter of Transmittal, which set forth the terms and conditions of the offer and consent solicitation in full detail.

The total consideration to be paid for each $1,000 principal amount of the Notes tendered prior to the expiration of the consent solicitation, and not validly withdrawn, will be $1,062.50. The total consideration includes a consent payment of $30.00 per $1,000 principal amount, which is payable only to holders who tender their Notes and validly deliver their consents prior to the expiration of the consent solicitation. Holders who tender their Notes after the expiration of the consent solicitation, but on or prior to the tender expiration, will receive the tender offer consideration of $1,032.50, which is the total consideration minus the consent payment. The consent solicitation will expire at 5:00 p.m., New York City time, on November 25, 2013, unless terminated or extended. The tender offer will expire at 12:01 a.m., New York City time, on December 11, 2013, unless terminated or extended. Tendering holders will also receive accrued and unpaid interest from the last applicable interest payment date to, but not including, the applicable payment date. Tendered Notes may not be withdrawn and consents may not be revoked after 5:00 p.m., New York City time, on November 25, 2013.

The proposed amendments to the indenture governing the Notes would, among other things, eliminate a significant portion of the restrictive covenants, eliminate certain events of default, release all of the collateral securing the obligations of Fiesta and the subsidiary guarantors under the Notes and amend the number of days prior to any redemption date that Fiesta must send a notice of redemption. Adoption of the proposed amendments to the indenture requires the consent of the holders of at least a majority of the aggregate outstanding principal amount of the Notes (the “Requisite Consents”), or in the case of the amendment to release all of the collateral securing the obligations of Fiesta and the subsidiary guarantors under the Notes, of at least 66 2⁄3% in aggregate principal amount outstanding of the Notes. Holders who tender their Notes will be required to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the tender offer. The proposed amendments to the indenture will not become operative, however, until at least a majority in aggregate principal amount outstanding of the Notes, or in the case of the amendment to release all of the collateral securing the obligations of Fiesta and the subsidiary guarantors under the Notes, at least 66 2⁄3% in aggregate principal amount outstanding of the Notes, whose holders have delivered consents to the proposed amendments have been accepted for payment.

The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including (i) the Minimum Tender Condition, which requires that the receipt of the Requisite Consents must have been obtained; (ii) the Financing Condition, which requires (a) the consummation of a public offering of up to $100,000,000 of Fiesta’s common stock (including an option to purchase from Fiesta and certain selling stockholders up to a number of additional shares of Fiesta common stock equal to 15% of the number of Fiesta common stock offered by Fiesta in the public offering); and (b) completion of a new senior secured revolving credit facility of Fiesta; and (iii) the Documentation Condition, which requires that the supplemental indenture implementing the proposed amendments must have been executed (other than the proposed amendments to the indenture and certain security documents relating to the release of all of the collateral securing the obligations of Fiesta and the subsidiary guarantors).

Wells Fargo Securities, LLC is acting as dealer manager and solicitation agent for the tender offer and the consent solicitation. The tender agent and information agent for the tender offer is D.F. King & Co., Inc. Questions regarding the tender offer and consent solicitation may be directed to Wells Fargo Securities, Liability Management Group, at (866) 309-6316 (toll free) or (704) 410-4760 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement or other tender offer materials may be directed to D.F. King & Co., Inc., telephone number (800) 431-9645 (toll free) and (212) 269-5550 (for banks and brokers) or by e-mail at fiesta@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. This press release also is not a solicitation of consents to the proposed amendments to the indenture. The tender offer and consent solicitation are being made solely by means of the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statement, dated November 12, 2013, and the related Consent and Letter of Transmittal, that Fiesta is distributing to holders of Notes. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any security in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT FIESTA RESTAURANT GROUP, INC.

Fiesta Restaurant Group, Inc. owns, operates and franchises the Pollo Tropical® and Taco Cabana® restaurant brands with 310 restaurants in the U.S. and internationally as of September 29, 2013. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique flavors with broad appeal at a compelling value. Both brands feature made-from-scratch cooking, fresh salsa bars, and drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta’s filings with the Securities and Exchange Commission.

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